POWER OF ATTORNEY

The undersigned hereby appoints Michele Nakazawa and Helen M. Oh as my true and lawful attorneys-in-fact, each individually with the power to:

(1)          execute for and on behalf of the undersigned, in the undersigned’s capacity as an executive officer and/or director of Telos Corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2)          do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the U.S. Securities and Exchange Commission, NASDAQ, New York Stock Exchange, and/or similar authority.

All prior Power of Attorney granting these same powers are hereby revoked.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney.  The undersigned acknowledges that the foregoing attorneys-in-fact in acting in such capacities at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Section 16(a) of the Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of October 2020.

/s/ Fredrick D. Schaufeld
Fredrick D. Schaufeld

ACKNOWLEDGEMENT FOR POWER OF ATTORNEY

STATE OF VIRGINIA	)
)
COUNTY OF LOUDOUN	)

The foregoing instrument was acknowledged before me this 27th day of October, 2020 by Fredrick D. Schaufeld.

/s/ Bethany Ann Harris	[SEAL]
Notary Public

My commission expires:	12/31/2021

Registration: 7561407